 WARRANT PURCHASE AGREEMENT

THIS WARRANT PURCHASE AGREEMENT (this “Agreement”) entered into as of the 3rd day of November 2010, by and between SRKP 20, Inc., a Delaware corporation with an address at 4737 North Ocean Drive, Suite 207, Lauderdale by the Sea, FL 33308 (the “Company”) and [NAME AND ADDRESS OF PURCHASER] (the “Purchaser”).

WHEREAS, the Purchaser desires to purchase, and the Company desires to sell, a warrant in the form attached hereto as Exhibit A (the “Warrant”) to purchase 703,455 (the “Warrant Shares”) of the Company’s common stock, par value $.0001 per share (the “Common Stock”), upon the terms and conditions hereof.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the Purchaser and the Company hereby agree as follows:

SECTION 1:  SALE OF THE WARRANT

1.1           Sale of the Warrant.  Subject to the terms and conditions hereof, the Company will sell and deliver to the Purchaser and the Purchaser will purchase from the Company, upon the execution and delivery hereof, the Warrant for a per share purchase price equal to $0.0003523 (the “Purchase Price”).

1.2           Repurchase Option.   For a period of one year from the date of this Agreement (the “Repurchase Period”), the Company shall have an irrevocable, exclusive option, but not the obligation, to repurchase all or any portion of the Warrant (the "Repurchase Option").  The Repurchase Option shall be exercisable at a price equal to the Purchase Price (the "Repurchase Price"). The Repurchase Option shall be exercisable by the Company, at any time, by delivering written notice (the “Repurchase Notice”) to the Purchaser of its election to exercise its Repurchase Option. The Repurchase Notice shall provide (i) that the Company is exercising its Repurchase Option in connection with this Agreement; (ii) whether the Company is repurchasing all of or a portion of, the Warrant (the Repurchased Warrant”) and (iii) the aggregate Repurchase Price to be paid for the Repurchased Warrant.  The Repurchase Notice shall be accompanied by a check made out in the name of the Purchaser, or other immediately available funds, for an amount equal to the Repurchase Price. Upon delivery of the Repurchase Notice and the Repurchase Price, the Warrant so repurchased and all rights and interests therein or relating thereto shall be deemed canceled and the Company shall have the right to retain and transfer to its own name the Repurchased Warrant. The Repurchase Option set forth in this Section may be assigned by the Company in whole or in part in its sole discretion. The Repurchase Option set forth in this Section may be assigned by the Company in whole or in part in its sole discretion. If at any time during the Repurchase Period, the Company consummates (a) a merger or other business combination with an operating business or (b) a transaction pursuant to which the Company ceases to be a “shell company,” as defined by Rule 12b-2 under the Securities Exchange Act of 1934, as amended and a “blank check company,” as defined by Rule 419 of the Securities Act of 1933, as amended, the Repurchase Option shall terminate thereupon.

SECTION 2:  CLOSING DATE; DELIVERY

2.1  Closing Date.  The closing of the purchase and sale of the Warrant hereunder (the “Closing”) shall be held immediately following the execution and delivery of this Agreement.

2.2  Delivery at Closing. At the Closing, the Company will deliver to the Purchaser the Warrant in the Purchaser’s name, representing the right to purchase the Warrant Shares to be purchased by Purchaser hereunder, against payment of the Purchase Price.

SECTION 3: REPRESENTATIONS AND WARRANTIES OF PURCHASER

The undersigned Purchaser hereby represents and warrants to the Company as follows:

3.1  Transfer Restrictions.  Neither the Warrant, nor, upon issuance, the Warrant Shares, has been registered under the Securities Act of 1933, as amended (the “Securities Act”) and cannot be sold or otherwise transferred without an effective registration or an exemption therefrom, and as of the date hereof, may not be sold pursuant to the exemptions provided by Section 4(1) of the Securities Act, in accordance with the letter from Richard K. Wulff, Chief of the Office of Small Business Policy of the Securities and Exchange Commission’s Division of Corporation Finance, to Ken Worm of NASD Regulation, Inc., dated January 21, 2000.

3.2  Experience. The undersigned has such knowledge and experience in financial and business matters that the undersigned is capable of evaluating the merits and risks of investment in the Company and of making an informed investment decision.  The undersigned has adequate means of providing for the undersigned's current needs and possible future contingencies and the undersigned has no need, and anticipates no need in the foreseeable future, to sell the Warrant for which the undersigned subscribes or, upon issuance, the Warrant Shares.  The undersigned is able to bear the economic risks of this investment and, consequently, without limiting the generality of the foregoing, the undersigned is able to hold the Warrant or, upon issuance, the Warrant Shares, for an indefinite period of time and has sufficient net worth to sustain a loss of the undersigned's entire investment in the Company in the event such loss should occur. Except as otherwise indicated herein, the undersigned is the sole party in interest as to its investment in the Company, and it is acquiring the Warrant solely for investment for the undersigned’s own account and has no present agreement, understanding or arrangement to subdivide, sell, assign, transfer or otherwise dispose of all or any part of the Warrant subscribed for or, upon issuance, the Warrant Shares, to any other person.

3.3  Investment; Access to Data.  The undersigned has carefully reviewed and understands the risks of, and other considerations relating to, a purchase of the Warrant and the underlying Warrant Shares and an investment in the Company. The undersigned has been furnished materials relating to the Company, the private placement of the Warrants or anything else that it has requested and has been afforded the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and obtain any additional information which the Company possesses or can acquire without unreasonable effort or expense.  Representatives of the Company have answered all inquiries that the undersigned has made of them concerning the Company, or any other matters relating to the formation and operation of the Company and the offering and sale of the Warrants.The undersigned has not been furnished any offering literature other than the materials that the Company may have provided at the request of the undersigned; and the undersigned has relied only on such information furnished or made available to the undersigned by the Company as described in this Section. The undersigned is acquiring the Warrant for investment for the undersigned's own account, not as a nominee or agent and not with the view to, or for resale in connection with, any distribution thereof.  The undersigned acknowledges that the Company is a start-up company with no current operations, assets or operating history, which may possibly cause a loss of Purchaser’s entire investment in the Company.

3.4  Authorization.  (a) This Agreement, upon execution and delivery thereof, will be a valid and binding obligation of Purchaser, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws of general application affecting enforcement of creditors' rights generally.

(b)  The execution, delivery and performance by Purchaser of this Agreement and compliance therewith and the purchase and sale of the Warrant will not result in a violation of and will not conflict with, or result in a breach of, any of the terms of, or constitute a default under, any provision of state or Federal law to which Purchaser is subject, or any mortgage, indenture, agreement, instrument, judgment, decree, order, rule or regulation or other restriction to which the Purchaser is a party or by which the undersigned Purchaser is bound, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of Purchaser pursuant to any such term.

3.5 Accredited Investor.  Purchaser is an accredited investor as defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended.

SECTION 4:  MISCELLANEOUS

4.1  Governing Law.  This Agreement shall be governed in all respects by the laws of the State of Delaware, without regard to conflicts of laws principles thereof.

4.2 Survival.  The terms, conditions and agreements made herein shall survive the Closing.

4.3  Notice.  All notices provided for in this Agreement shall be in writing signed by the party giving such notice, and delivered personally or sent by overnight courier, mail or messenger against receipt thereof or sent by registered or certified mail, or by facsimile transmission or similar means of communication. Notices shall be deemed to have been received on the date of personal delivery or telecopy or attempted delivery.  Notice shall be delivered to the parties at the following addresses:

If to the Company:             SRKP 20, Inc.
4737 North Ocean Drive,
Suite 207
Lauderdale by the Sea, FL 33308
Attn: Tony Pintsopoulos

With a copy to:                  Richardson & Patel LLP
420 Lexington Avenue, Suite 2620
New York, NY 10170
Attention: David N. Feldman, Esq.

If to Purchaser:                   [PURCHASER NAME AND ADDRESS]

Either party may, by like notice, change the address, person or telecopier number to which notice shall be sent.

4.4  Successors and Assigns.  Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

4.5  Entire Agreement; Amendment; Waiver.  This Agreement constitutes the entire and full understanding and agreement between the parties with regard to the subject matter hereof.  Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated, except by a written instrument signed by all the parties hereto.

4.6  Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together, shall constitute one instrument.

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IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the day and year first above written.

SRKP 20, INC.

By:
Richard A. Rappaport
CEO and Chairman

PURCHASER

By:
Name:
Title:

Exhibit A

SEE EXHIBIT 4.1 TO THE COMPANY’S QUARTERLY REPORT ON FORM 10-Q
FILED HEREWITH